UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2021

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3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-34220	95-4431352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle

Rock Hill, South Carolina 29730

(Address of Principal Executive Offices) (Zip Code)

(803) 326-3900

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 1, 2021, 3D Systems, Inc., Quickparts.com, Inc., 3D Systems Italia Srl, 3D Systems France Sarl, 3D Systems Europe Limited and 3D Systems GmbH (collectively, the “Sellers”), each subsidiaries of 3D Systems Corporation (the “Company”), and the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with QP 3D Acquisition, Inc., an affiliate of Trilantic North America (the “Purchaser”), pursuant to which the Purchaser agreed to purchase from the Sellers, and the Sellers agreed to sell to the Purchaser (the “Transaction”), the Company’s On Demand Manufacturing business (the “Acquired Business”), for a purchase price of $82,000,000, subject to certain closing adjustments.

The Purchase Agreement contains customary representations, warranties, covenants, agreements and indemnification obligations of the Sellers, the Company and the Purchaser.

Completion of the Transaction (the “Closing”) is expected to occur during the third quarter of 2021. The Closing is contingent upon the satisfaction of customary closing conditions set forth in the Purchase Agreement, including the accuracy of each party's representations and warranties (subject to certain exceptions) and the performance in all material respects by each of the parties of its covenants and agreements. The Closing is not subject to a financing condition. The Purchase Agreement also includes customary termination provisions, including if the closing of the Transaction has not occurred on or before September 29, 2021.

At Closing, the Company and the Purchaser will enter into a transition services agreement pursuant to which the Sellers and certain of their affiliates will provide certain information technology, corporate finance, tax, treasury, accounting, human resources and payroll, sales and marketing, operations, facilities and other customary services to support the Purchaser in the ongoing operation of the Acquired Business.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated in this Item 1.01 by reference.

The above description of the Purchase Agreement has been included to provide information regarding the terms of the Purchase Agreement. It is not intended to provide any other information about the Company, the Sellers, the Purchaser or their respective subsidiaries or affiliates. The Purchase Agreement contains representations and warranties of the parties thereto that were made solely for the benefit of the other parties. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. In addition, such representations and warranties may apply a contractual standard of materiality that is different from that generally applicable to stockholders. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and should not be relied upon as a disclosure of factual information relating to the parties thereto or the Company.

Item 8.01. Other Events.

On June 1, 2021, the Company issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits

2.1	Asset Purchase Agreement, dated June 1, 2021, by and among 3D Systems, Inc., Quickparts.com, Inc., 3D Systems Italia Srl, 3D Systems France Sarl, 3D Systems Europe Limited, 3D Systems GmbH, QP 3D Acquisition, Inc., and 3D Systems Corporation.
99.1	Press release issued on June 1, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: June 2, 2021	By:	/s/ Andrew M. Johnson
Andrew M. Johnson
Executive Vice President, Chief Legal Officer and Secretary